UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of MOB Properties

As previously reported in its Current Report on Form 8-K filed on January 2, 2019, CNL Healthcare Properties, Inc. (the “Company”), and certain subsidiaries of the Company (collectively, the “Sellers”), entered into an Agreement of Purchase and Sale (the “Sale Agreement”) on December 27, 2018 with Welltower OM Group LLC, a Delaware limited liability company owned by Welltower Inc., an Ohio corporation (together with its affiliates, the “Purchaser”), for the sale of 55 of the Company’s medical office and related properties (the “Properties”) for approximately $1.250 billion in cash (the “Sale”), subject to certain pro-rations and other adjustments as described in the Sale Agreement.

On May 15, 2019, the Sellers and the Purchaser consummated the Sale (the “Closing Date”), which resulted in net cash proceeds to the Company of approximately $550 million after closing costs, pro-rations and other adjustments as described in the Sale Agreement, and repayment of indebtedness secured by or allocated to the Properties sold to Purchaser (the “Sale Proceeds”). As a result of this Sale and the sale of four of its inpatient rehabilitation facilities in April 2019, the Company’s remaining real estate portfolio consists of 83 properties, including 72 senior housing (the “Senior Housing Portfolio”) as well as eleven acute care and post-acute care properties. In connection with its strategic alternatives strategy to provide liquidity to its stockholders, the Company expects to continue its efforts to sell the remaining eleven acute care and post-acute care properties previously identified as held for sale, although there can be no guarantee that any or all of these properties will be sold at any particular time.

The Company will use a portion of the remainder of the Sale Proceeds to rebalance corporate borrowings and, subject to approval by the Company’s board of directors (the “Board”), the Company anticipates it will make a special distribution to the Company’s stockholders (the “Special Distribution”). In the event that the Board approves a Special Distribution, the Company will establish a record date for stockholders entitled to receive the Special Distribution and make a further announcement to its stockholders regarding the timing and amount of the Special Distribution.

The Company sold the 59 properties described above in connection with its strategic alternatives strategy to provide liquidity to its stockholders. The reduction in the number of properties remaining the Company’s portfolio results in a reduction in its earnings base and cash generated from operations. In connection with its deliberations regarding the Special Distribution, the Board will consider the appropriate rate for regular distributions going forward in light of the reduction in the number of properties under management and changes in the mix of the Company’s portfolio. The Company also intends to announce a revised net asset value per share (NAV) as of December 31, 2018 taking into account the consummation of the Sale, the Special Distribution and other related matters.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

KeyBank Credit Agreement

As previously reported in its Current Report on Form 8-K filed on December 19, 2014, the Company and its operating partnership, CHP Partners, LP (the “Operating Partnership”) as borrowers, KeyBank National Association (“KeyBank”) and certain participating lenders (the “Lenders”) entered into a credit agreement dated as of December 19, 2014 (the “A&R Credit Agreement”) providing for both (i) a senior unsecured revolving credit facility and (ii) a senior unsecured term loan facility (together with the revolving credit facility, the “2014 KeyBank Facilities”). Subsequently, as previously reported in its Current Report on Form 8-K filed on November 25, 2015, the Company, KeyBank and the Lenders entered into a term loan agreement dated as of November 19, 2015 (the “Term Loan Agreement”) providing for an additional senior unsecured term loan facility in the amount of $250 million (the “Second Term Loan”) which, together with the 2014 KeyBank Facilities, provided the Company with a collective borrowing commitment of $720 million, with the ability to increase borrowings as more particularly set forth in the A&R Credit Agreement and Term Loan Agreement.

In connection with the Sale, the Company repaid the 2014 KeyBank Facilities and the Second Term Loan and, on May 15, 2019, through its Operating Partnership entered into a new Credit Agreement (the “Credit Agreement”), which Credit Agreement provides for both (i) a $250 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $265 million senior unsecured term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facilities”). The Revolving Credit Facility has a maturity date of 48 months from the effective date of the Credit Agreement plus one 12-month extension. The Term Loan Facility has a maturity date of five years from the effective date of the Credit Agreement with no extensions. The Company is required to pay a fee of 0.15% of the commitment amount under the Revolving Credit Facility for the extension.

Under the Credit Agreement, the Operating Partnership pays interests only until the maturity date of each of the Facilities based on leverage ratios at the rates set forth in the following tables:

The Facilities Leverage Ratio	LIBOR Margin	Alternate Base Rate Margin
< 40%	1.55%	0.55%
> 40%, but < 45%	1.70%	0.70%
> 45%, but < 50%	1.80%	0.80%
> 50%, but < 55%	1.95%	0.95%
> 55%	2.15%	1.15%

Each of the Revolving Credit Facility and Term Loan Facility is pre-payable at any time in whole or part without fees or penalties.

Pursuant to the Credit Agreement, the Operating Partnership is required to maintain a pool of at least 25 unencumbered pool assets (“Unencumbered Assets”) with a minimum value of $500,000,000. Additionally, the Company must maintain a ratio of unsecured indebtedness to the value of Unencumbered Assets equal to or less than 60%.

The Credit Agreement provides that the Company must comply with certain covenants related to the Unencumbered Assets, including limitations on geographical concentration, tenant concentration, value of any single Unencumbered Asset with one exception, and aggregate weighted average lease term.

Under the Credit Agreement, the Company must meet certain financial covenants on a consolidated basis, including covenants related to maximum leverage ratio of 60%; minimum fixed charge coverage ratio of 1.5 to 1.0; minimum consolidated tangible net worth, maximum secured indebtedness, maximum secured recourse indebtedness and other investment and guaranty restrictions. Additionally, the Company’s regular cash distributions are not permitted to exceed 95% of funds from operations (FFO) as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Operating Partnership is required to pay participating Lenders an upfront fee of 0.25% of the outstanding principal amount of commitments up to their commitments under the 2014 KeyBank Facilities and 0.35% of the outstanding principal amount of new commitments under the Facilities. In addition, the Company is required to pay an unused fee of 0.20% of the unused portion of the commitment amount under the Revolving Credit Facility if usage is less than 50% and 0.15% if usage under such Facility is greater than 50%.

Upon the execution of the Credit Agreement, the Company paid fees to KeyBank and the other participating Lenders totaling approximately $2.373 million and will pay CNL Healthcare Corp., the Company’s advisor, a refinancing fee of approximately $5.15 million.

In connection with the Credit Agreement, on May 15, 2019, the Company and certain other subsidiaries entered into a Guaranty Agreement in favor of the Lenders pursuant to which each guaranteed the payments to the Lenders due under the Credit Agreement and the related notes.

Item 7.01 Regulation FD Disclosure

The Company will e-mail financial advisors of the Company stockholders a letter notifying them of the closing of the Sale and advising of related matters. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the ability of the Company to implement its operating strategy; changes in economic cycles; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to a real estate disposition, described in Item 2.01 above.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company illustrates the estimated effect of the Sale, described in Item 2.01 above, as if it had occurred as of March 31, 2019.

As previously presented in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2019, the Company classified the operations of the 55 medical office buildings and related properties as discontinued operations for each of the three years in the period ended December 31, 2018 because the Sale represented a strategic shift in the Company’s operations. In addition, the Company classified the operations of the aforementioned properties as discontinued operations for the three months ended March 31, 2019 in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2019. As such, there are no pro forma adjustments needed to continuing operations within the Company’s consolidated statements of operations in order to illustrate the estimated effect of the Sale, described in Item 2.01 above, as if it had been in effect during the pro forma periods.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial position as if the transaction reflected herein had occurred as of the date indicated. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial position for future periods and should be read in conjunction with the Company’s financial statements as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2019

(in thousands, except per share data)

	CHP Historical	MOB Sale Pro Forma Adjustments		CHP Pro Forma
ASSETS
Real estate investment properties, net (including VIEs $144,946)	$1,443,181	$—		$1,443,181
Assets held for sale, net (including VIEs $40,124)	1,151,223	(916,819	)(a)	234,404
Restricted cash (including VIEs $489)	82,540	(76,000	)(b)	6,540
Cash (including VIEs $947)	64,085	1,225,456	(a)	681,857
		(607,684	)(c)
Deferred rent and lease incentives (including VIEs $7,639)	15,171	—		15,171
Other assets (including VIEs $530)	17,684	—		17,684
Intangibles, net	1,516	—		1,516

Total assets	$2,775,400	$(375,047)		$2,400,353

LIABILITIES AND EQUITY

Liabilities:
Mortgages and other notes payable, net (including VIEs $102,526)	$528,007	$—		$528,007
Credit facilities	412,486	—		412,486
Liabilities associated with assets held for sale (including VIEs $30,764)	790,913	(627,378	)(a)	163,535
Other liabilities (including VIEs $948)	86,339	(76,000	)(b)	10,339
Accounts payable and accrued liabilities (including VIEs $841)	19,785	—		19,785
Due to related parties	3,526	—		3,526

Total liabilities	1,841,056	(703,378)		1,137,678

Commitments and contingencies

Redeemable noncontrolling interest	574	—		574

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 200,000 shares authorized; none issued or outstanding	—	—		—
Excess shares, $0.01 par value per share, 300,000 shares authorized; none issued or outstanding	—	—		—
Common stock, $0.01 par value per share, 1,120,000 shares authorized, 186,626 shares issued and 173,963 shares outstanding	1,740	—		1,740
Capital in excess of par value	1,516,949	—		1,516,949
Accumulated (loss) gain	(220,765)	328,060	(a)	107,295
Accumulated distributions	(365,593)	—		(365,593)
Accumulated other comprehensive income	285	—		285

Total stockholders’ equity	932,616	328,060		1,260,676
Noncontrolling interest	1,154	271	(a)	1,425

Total equity	934,344	328,331		1,262,675

Total liabilities and equity	$2,775,400	$(375,047)		$2,400,353

The abbreviation VIEs above means variable interest entities.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company illustrates the estimated effect of the disposition, described in Note 2. “Pro Forma Transaction,” as if it had occurred as of March 31, 2019. The amounts included in the historical columns represent the Company’s historical balance sheet for the respective pro forma period presented as filed with the Securities and Exchange Commission.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial position as if the transaction reflected herein had occurred during the pro forma period presented. In addition, this pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial position for future periods and should be read in conjunction with the Company’s financial statements as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

2.	Pro Forma Transaction

In December 2018, the Company entered into an agreement of purchase and sale (“Sale Agreement”) with a subsidiary of Welltower Inc. (NYSE: WELL) for the sale of 55 medical office buildings and related properties for a gross sales price of $1.25 billion (“MOB Sale”), subject to certain pro-rations and other adjustments as described in the Sale Agreement.

On May 15, 2019, the Company completed the MOB Sale.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet were needed in order to present the Company’s historical balance sheet as if the MOB Sale had occurred as of March 31, 2019.

(a)

These adjustments reflect the net sales proceeds received from the MOB Sale and the elimination of certain account balances relating to the 55 medical office buildings and related properties as if the MOB Sale had occurred as of March 31, 2019. Accumulated loss and noncontrolling interest have been adjusted to reflect the pro forma gain recognized on the MOB Sale, which is calculated as follows (in thousands):

Gross sales price	$1,250,000
Closing and transaction costs	(24,544)

Net sales proceeds	1,225,456
Less: carrying value of assets	(916,819)
Less: carrying value of unamortized loan costs	(2,538)
Plus: carrying value of liabilities	22,232

Pro forma gain on sale of real estate	328,331
Less: Amounts attributable to noncontrolling interest	271

Pro forma gain on sale of real estate attributable to common stockholders	$328,060

(b)	These adjustments reflect the application to the purchase price of the $76.0 million deposit that had been placed by the buyer in escrow as of March 31, 2019 pursuant to the Sale Agreement.

(c)

These adjustments reflect the portion of net cash proceeds from the MOB Sale used to pay down the related mortgage loans, including accrued interest, as well as the required pay down on the Company’s credit facilities, including accrued interest. These amounts are comprised of the following, which are included in liabilities associated with assets held for sale (in thousands):

Mortgage loans	$(381,492)
Credit facilities	(224,671)
Accrued interest	(1,521)

$(607,684)

(d) Exhibits

10.1 Credit Agreement by and among CHP Partners, LP, as borrower, KeyBank National Association, as administrative agent and a lender, and certain other Lenders dated May  15, 2019.

10.2 Revolving Note made by CHP Partners, LP in the principal amount of $41,504,855.00 in favor of KeyBank National Association dated May  15, 2019.

10.3 Term Note made by CHP Partners, LP in the principal amount of $43,995,145.00 in favor of KeyBank National Association dated May  15, 2019.

10.4 Guaranty Agreement by and among the Guarantors in favor of the Lenders referred to in the Credit Agreement dated May 15, 2019.

10.5 Schedule of Omitted Documents.

99.1 Correspondence to financial advisors of the Company’s stockholders dated May 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2019		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer